EXHIBIT 4.50
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                                 Amendment No. 4


                                       to


               Master Motor Vehicle Lease and Servicing Agreement


                          dated as of December 31, 2001


                                      among


                            Rental Car Finance Corp.,
                                   as Lessor,


                        Dollar Rent A Car Systems, Inc.,
                                  as a Lessee,


                        Thrifty Rent-A-Car System, Inc.,
                                  as a Lessee,


                                       and


                     Dollar Thrifty Automotive Group, Inc.,
                        as Master Servicer and Guarantor




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


                                 Amendment No. 4
              to Master Motor Vehicle Lease and Servicing Agreement

     This Amendment No. 4 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 31, 2001 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor ("Lessor"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation, as a Lessee ("Thrifty") (Dollar and Thrifty are collectively referred to herein as the "Lessees"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the "Guarantor") (Lessor, Lessees and the Guarantor are collectively referred to herein as the "Parties").

                                    Recitals

     A. Lessor, Lessees and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement dated as of March 4, 1998, as subsequently amended by Amendment No. 1 to Master Motor Vehicle Lease and
Servicing Agreement, dated as of November 19, 1998, Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement, dated as of November 9, 2000 and Amendment No. 3 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 14, 2000 (collectively, the "Master Lease"); and

     B.   The Parties wish to amend the Master Lease as provided herein.

     Now therefore, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Master Lease.

     2.   Amendments. The Master Lease is hereby amended as follows:

     a. Section 24.14 of the Master Lease is hereby amended to read in its entirety as follows:

          The Guarantor will not permit (a) the Interest Coverage Ratio, as of the last day of each Fiscal Quarter, to be less than the ratio of 4.00:1.00, or (b) the Fixed Charge Coverage Ratio, as of the last day of each Fiscal Quarter, to be less than the ratio of 1.00:1.00.

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Master Lease specifically referred to herein, and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II consent thereto in writing.

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     5.   Waiver of Notice. Each of the Parties  hereto waives  any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. Governing Law. This Amendment shall be construed in accordance with the Laws of the State of New York (without giving effect to the provisions thereof regarding conflicts of laws), and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                               [signatures follow]



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




     In witness thereof, the Parties have caused this Amendment to be duly executed by their respective officers thereunto duty authorized, as of the date first above written.

                                     LESSOR:

                                     Rental Car Finance Corp.


                                     By:  ______________________________________
                                          Pamela S. Peck
                                          Vice President and Treasurer


                                     LESSEES:

                                     Dollar Rent A Car Systems, Inc.


                                     By:  ______________________________________
                                          Michael H. McMahon
                                          Treasurer


                                     Thrifty Rent-A-Car System, Inc.

                                     By:  ______________________________________
                                          Pamela S. Peck
                                          Treasurer


                                     GUARANTOR:

                                     Dollar Thrifty Automotive Group, Inc.


                                     By:  ______________________________________
                                          Pamela S. Peck
                                          Treasurer



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


     The following hereby consent to the foregoing Amendment as of the date first above written.

                                     MASTER COLLATERAL AGENT AND TRUSTEE:

                                     Bankers Trust Company


                                     By:  ______________________________________
                                          Name:
                                          Title:

                                     GROUP II NOTEHOLDERS:


                                     Bank One, NA, in its capacity as Managing
                                       Agent and as a Series 2000-1 Noteholder


                                     By:  ______________________________________
                                          Name:
                                          Title:

                                     The Bank of Nova Scotia, in its capacity
                                       as Managing Agent and as a Series 2000-1
                                       Noteholder


                                     By:  ______________________________________
                                          Name:
                                          Title:

                                     Dollar Thrifty Funding Corp.


                                     By:  ______________________________________
                                          Pamela S. Peck
                                          Vice President and Treasurer


                                     ENHANCEMENT PROVIDER:

                                     Credit Suisse First Boston, NEW YORK BRANCH


                                     By:  ______________________________________
                                          Name:
                                          Title:


                                     By:  ______________________________________
                                           Name:
                                           Title:



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